EXHIBIT 99.4

Unaudited Pro Forma Condensed Combined Financial Information

Twinlab Consolidated Holdings, Inc. (the “Company”), through its wholly owned subsidiary, Twinlab Consolidation Corporation (“TCC”), entered into an option agreement in September 2014 (the “Option Agreement”) that gave TCC an exclusive option to purchase certain assets of Nutricap Labs, LLC (“Nutricap”), a provider of dietary supplement contract manufacturing services. On February 6, 2015, and pursuant to the Option Agreement as amended and restated, NutraScience Labs, Inc. (“NutraScience”), a subsidiary of TCC, acquired the customer relationships of Nutricap (the “Nutricap Transaction”). The Company considers the acquisition of the Nutricap customer relationships to be an asset acquisition that requires disclosure on the pro forma condensed combined financial information presented below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 reflects the Nutricap Transaction as if it had occurred on September 30, 2014, combining and adjusting the consolidated balance sheets of the Company and Nutricap as of September 30, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 reflects the Nutricap Transaction as if it had occurred on January 1, 2013, combining and adjusting the historical audited statements of operations of the Company and Nutricap for the year ended December 31, 2013.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 reflects the Nutricap Transaction as if it had occurred on January 1, 2013, combining and adjusting the historical unaudited statements of operations of the Company and Nutricap for the nine months ended September 30, 2014.

The unaudited pro forma condensed combined financial information is unaudited and is based upon the historical consolidated financial statements of the Company and of Nutricap, and certain adjustments directly related to the Nutricap Transaction that the Company believes are reasonable to give effect to the Nutricap Transaction.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the Condensed Combined Pro Forma Financial Information;
•	the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2013 filed with the Securities and Exchange Commission;
•	the Company’s unaudited condensed consolidated financial statements and related notes for the nine months ended September 30, 2014 contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission;
•	Nutricap’s unaudited consolidated financial statements and related notes for the nine months ended September 30, 2014 included as Exhibit 99.1 to this current report on Form 8-K/A;
•	Nutricap’s audited consolidated financial statements and related notes for the year ended December 31, 2013 included as Exhibit 99.2 to this current report on Form 8-K/A; and
•	Nutricap’s audited consolidated financial statements and related notes for the year ended December 31, 2012 included as Exhibit 99.3 to this current report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of September 30, 2014

(Amounts in Thousands Except Share Amounts)

	Twinlab
	Consolidated	Nutricap
	Holdings, Inc.	Labs, LLC	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
ASSETS

Current assets:
Cash	$21	$1,364	$(1,364)	{a}	$670
			7,000	{b}
			(6,126)	{c}
			(225)	{d}
Restricted cash	378	-			378
Marketable securities	38	-			38
Accounts receivable, net	4,860	1,255	(1,255)	{a}	4,860
Inventories, net	12,933	843	(843)	{a}	12,933
Prepaid expenses and other current assets	4,096	442	(442)	{a}	3,746
			(350)	{c}
Total current assets	22,326	3,904	(3,605)		22,625

Property, plant and equipment, net	4,719	591	(591)	{a}	4,719
Intangible assets, net	7,681	-	3,510	{c}	11,191
Goodwill	-	-	8,818	{c}	8,818
Other assets	725	100	(100)	{a}	3,602
			2,877	{d}

	$35,451	$4,595	$10,909		$50,955

LIABILITIES AND STOCKHOLDERS’ DEFICIT/MEMBERS’ EQUITY

Current liabilities:
Checks written in excess of cash	$383	$-	$		$383
Accounts payable	9,626	1,818	(1,818)	{a}	9,626
Accrued expenses and other current liabilities	2,163	2,695	(2,695)	{a}	4,037
			1,874	{c}
Notes payable and current portion of long-term debt	13,017	-	3,978	{c}	16,995
Total current liabilities	25,189	4,513	1,339		31,041

Long-term liabilities:
Deferred gain on sale of assets	2,103	-			2,103
Long-term debt, net of current portion	9,012	-	7,000	{b}	16,012
Total long-term liabilities	11,115	-	7,000		18,115

Total liabilities	36,304	4,513	8,339		49,156

Commitments and contingencies

Stockholders’ equity (deficit)/members’ equity:
Common stock	220	-			220
Additional paid-in capital	179,595	-	2,652	{d}	182,247
Stock subscriptions receivable	(300)	-			(300)
Accumulated deficit	(180,294)	-			(180,294)
Accumulated other comprehensive loss	(74)	-			(74)
Members’ equity	-	82	(82)	{a}	-
Total stockholders’ equity (deficit)/members’ equity	(853)	82	2,570		1,799

	$35,451	$4,595	$10,909		$50,955

See notes to unaudited condensed combined pro forma financial information.

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UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

Year Ended December 31, 2013

(Amounts in Thousands Except Share Amounts)

	Twinlab
	Consolidated	Nutricap
	Holdings, Inc.	Labs, LLC	Pro Forma
	Historical	Historical	Adjustments		Pro Forma

Net sales	$76,230	$32,671			$108,901
Cost of sales	52,647	24,652			77,299

Gross profit	23,583	8,019			31,602

Selling, general and administrative expenses	23,391	6,783	$351	{g}	30,291
			(234)	{h}

Income from operations	192	1,236	117		1,311

Other income (expense):
Interest expense, net	(5,547)	(2)	(1,462)	{f}	(7,009)
			2	{e}
Realized gain on marketable securities	892	-			892
Other income (expense), net	2,014	94	(94)	{e}	2,014

Total other income (expense)	(2,641)	92	(1,554)		(4,103)

Income (loss) before income taxes	(2,449)	1,328	(1,437)		(2,792)

Provision for income taxes	(33)	-			(33)

Net income (loss)	$(2,482)	$1,328	$(1,437)		$(2,825)

Weighted average number of common shares outstanding – basic and diluted	199,995,000				199,995,000

Loss per common share – basic and diluted	$(0.01)				$(0.01)

See notes to unaudited condensed combined pro forma financial information.

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UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2014

(Amounts in Thousands Except Share Amounts)

	Twinlab
	Consolidated	Nutricap
	Holdings, Inc.	Labs, LLC	Pro Forma
	Historical	Historical	Adjustments		Pro Forma

Net sales	$47,135	$21,649			$68,784
Cost of sales	36,020	15,936			51,956

Gross profit	11,115	5,713			16,828

Selling, general and administrative expenses	19,768	5,074	$263	{g}	24,939
			(166)	{h}

Income (loss) from operations	(8,653)	639	97		(8,111)

Other income (expense):
Interest expense, net	(5,368)	(4)	(1,069)	{f}	(6,437)
			4	{e}
Other income (expense), net	9	187	(187)	{e}	9

Total other income (expense)	(5,359)	183	(1,252)		(6,428)

Income (loss) before income taxes	(14,012)	822	(1,155)		(14,539)

Provision for income taxes	(34)	-			(34)

Net income (loss)	$(14,046)	$822	$(1,155)		$(14,573)

Weighted average number of common shares outstanding – basic and diluted	211,131,007				211,131,007

Loss per common share – basic and diluted	$(0.07)				$(0.07)

See notes to unaudited condensed combined pro forma financial information.

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NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL INFORMATION

(Amounts in Thousands)

Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2014 reflects the Nutricap Transaction as if it had occurred September 30, 2014, combining and adjusting the consolidated balance sheets of the Company and of Nutricap as of September 30, 2014. The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 combine and adjust the consolidated statements of operations as if the Nutricap Transaction had occurred December 31, 2013. The unaudited condensed combined pro forma financial information is not intended to reflect the financial position and results that would have actually resulted had the Nutricap Transaction occurred on the dates indicated.

Summary of Significant Pro Forma Adjustments

{a} To eliminate the assets and liabilities of Nutricap not acquired or assumed in the acquisition.

{b} To record debt financing obtained to fund the asset acquisition. The financing consists of two long-term debt obligations of $2,000 and $5,000. The $2,000 note payable bears interest at 12% per annum and matures in November 2019. Interest is payable monthly commencing in February 2015 with payments of principal due on a quarterly basis commencing November 2017. The $5,000 note payable bears interest at 12% per annum and matures in February 2020. Interest is payable monthly commencing in February 2015 with payments of principal due on a quarterly basis commencing March 2017.

{c} To record the purchase price and allocation of the purchase price. The aggregate consideration for the purchased assets is comprised of the following:

Cash ($8,000 reduced by customer deposits of $1,874)	$6,126
Deposit paid in 2014	350
Novation contract deposit credit liability	1,874
Short-term notes payable to Nutricap	3,978

Total purchase price	$12,328

The purchase price has been allocated as follows:

Customer relationships	$3,510
Goodwill	8,818

Total	$12,328

The customer relationships will be amortized over an estimated economic life of ten years using the straight-line method.

The short-term notes payable to Nutricap include a promissory note of $2,500 bearing interest at a rate of 6% per annum and maturing 60 days after the closing of the acquisition and a promissory note of $1,478 bearing interest at a rate of 3% per annum, payable in 12 equal monthly installments of principal and interest commencing in February 2015.

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{d} To record deferred financing costs of the financing for the acquisition. The amount is comprised of the $2,652 estimated value of warrants issued to the lenders using the Black-Scholes option pricing model and recorded to additional paid-in capital and $225 cash costs.

{e} To eliminate the non-operating income and expenses of Nutricap.

{f} To record additional interest expense, including the amortization of deferred financing costs, attributable to the loans obtained to finance the acquisition.

{g} To record amortization of the cost of customer relationships.

{h} To eliminate the depreciation expense of Nutricap as Nutricap property and equipment was not acquired. The Company and Nutricap entered into short-term agreements for certain transition services and a short-term rental agreement for the use of Nutricap facilities. The Company does not believe the pro forma selling, general and administrative expenses for the year ended December 31, 2013 and the nine months ended September 30, 2014 would be materially different than historical amounts for Nutricap resulting from these transition agreements.

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